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                                                                    EXHIBIT 99.1






                                  DETACH HERE

                                     PROXY

                          CREATIVE BIOMOLECULES, INC.

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                CREATIVE BIOMOLECULES, INC.'S BOARD OF DIRECTORS

The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and the joint proxy statement-prospectus dated _________, 2000 in connection with the special meeting to be held at 11:00
a.m. local time on June    , 2000 at the offices of Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C., and hereby appoints Michael M. Tarnow and Cheryl K. Lawton and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all the shares of common stock of Creative BioMolecules, Inc. registered in the name provided on this proxy card, which the undersigned is entitled to vote at the special meeting of stockholders, and at any adjournment or adjournments of the special meeting, with all the powers the undersigned would have if personally present. Without limiting the general authorization given, the proxies are, and each of them is, instructed to vote or act as follows on the proposal described in this proxy.

When properly executed, this proxy will be voted in the manner directed on the reverse side by the undersigned stockholder. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OF THE SPECIAL MEETING. ABSTAINING OR FAILING TO VOTE AT ALL WILL HAVE THE SAME EFFECT AS VOTING AGAINST PROPOSAL 1.

SEE REVERSE SIDE FOR PROPOSAL 1. If you do not sign and return this proxy card, vote by telephone or through the Internet, or attend the meeting and vote by ballot, your shares cannot be voted. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE                                                       SEE REVERSE
    SIDE                                                            SIDE
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Vote by Telephone

It's fast, convenient and immediate!
Call Toll-Free on a Touch-Tone Phone:
1-(800) 840-1208


Follow these four easy steps:

1. Read the accompanying joint proxy statement-prospectus and proxy card.

2. Call the toll-free number 1-(800) 840-1208. For shareholders residing outside the United States call collect on a touch-tone phone 1-_____________.

3. Enter your 14-digit Voter Control Number located on your proxy card above your name.

4. Follow the recorded instructions.


YOUR VOTE IS IMPORTANT!
At anytime call 1-(800) 840-1208


Vote by Internet

It's fast, convenient and your vote is immediately confirmed and posted.


Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Go to the Website
   http://www.eproxy.com/CBMI.

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the instructions provided.



YOUR VOTE IS IMPORTANT!
At anytime go to http://www.eproxy.com/CBMI.

     Under Delaware law, your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card. Therefore, if you vote by telephone or the Internet, please DO NOT return your proxy card.

                                  DETACH HERE
[X]  Please mark
     vote as in
     this example.

The Board of Directors recommends a vote FOR proposal 1.

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 14, 2000, among Creative BioMolecules, Inc., Ontogeny, Inc., Reprogenesis, Inc. and Curis, Inc. and the transactions contemplated thereby, pursuant to which Creative BioMolecules, Inc., Ontogeny, Inc. and Reprogenesis, Inc. will merge into a new corporation named Curis, Inc. In the merger, ten shares of Creative BioMolecules common stock will be automatically converted into three shares of Curis common stock.



___________________________________
Signature          Date


            FOR          AGAINST         ABSTAIN
            [_]          [_]              [_]



In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS    [_]
CHANGE AND NOTE AT LEFT

Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.


___________________________________
Signature          Date